POWER OF ATTORNEY

We, the undersigned directors and officers of Portfolio Partners, Inc. hereby constitute and appoint Kirk Wickman, Amy R. Doberman and Susan C. Mosher, and each of them individually, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names and in the capacities indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940, File No. 333-32575 and 811-8319 respectively.

Hereby ratifying and confirming on this 11th day of August, 1997, our signatures as they may be signed by our said attorneys to any such Registration Statements and any and all amendments thereto:


                                 Signature/Title
                                 ---------------



                              /s/ Daniel P. Kearney
                    -----------------------------------------
                    Daniel P. Kearney, Director and President


                              /s/ Peter C. Aldrich
                    -----------------------------------------
                           Peter C. Aldrich, Director


                              /s/ Edward Lowenthal
                    -----------------------------------------
                           Edward Lowenthal, Director


                              /s/ Martin T. Conroy
                    -----------------------------------------
                        Martin T. Conroy, Vice President,
                      Chief Financial Officer and Treasurer